                                                                    EXHIBIT 1.01



                                                                      ----------
                                                                      WSGR DRAFT
                                                                        10/29/96
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                                20,000,000 Shares



                                INGRAM MICRO INC.

                 Class A Common Stock, par value $0.01 per share







                             UNDERWRITING AGREEMENT












____________, 1996
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                                                             _____________, 1996



Morgan Stanley & Co. Incorporated
The Robinson-Humphrey Company, Inc.
Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC
J.C. Bradford & Co.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

Morgan Stanley & Co. International Limited
The Robinson-Humphrey Company, Inc.
Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England, United Kingdom

Dear Sirs and Mesdames:

     Ingram Micro Inc., a Delaware corporation (the "Company") and a subsidiary of Ingram Industries Inc., a Tennessee corporation ("Ingram Industries"), proposes to issue and sell to the several Underwriters named in Schedules I and II hereto (the "Underwriters") 20,000,000 shares (the "Firm Shares") of its Class A Common Stock, par value $0.01 per share ("Class A Common Stock"). Ingram Industries is executing this Agreement for the sole purpose of giving the representations and warranties included in Section 2 hereof.

     It is understood that, subject to the conditions hereinafter stated, 16,000,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 4,000,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, The Robinson-Humphrey Company, Inc., Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC and J.C. Bradford & Co. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, The Robinson-Humphrey Company, Inc., Alex. Brown & Sons Incorporated and Hambrecht & Quist LLC shall act as representatives (the "International Representatives") of the several International Underwriters.

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 3,000,000 shares of its Class A Common Stock (the "Additional Shares") if and to the extent that the U.S.
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Representatives shall have determined to exercise, on behalf of the U.S.
Underwriters, the right to purchase such shares of Class A Common Stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Class A Common Stock and Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     Immediately prior to the closing of the sale of the Firm Shares to the Underwriters, the Company, Ingram Industries, the Ingram Stockholders (as defined in the Registration Statement), and certain subsidiaries of the foregoing entities will enter into a series of transactions described in the Prospectus under the caption "The Split-Off and the Reorganization," whereby the Company will cease to be a subsidiary of Ingram Industries. As part of these transactions, Ingram Industries will consummate an exchange (the "Exchange"), pursuant to which existing stockholders of Ingram Industries will exchange all or a portion of their shares of Ingram Industries common stock for shares of the Company's Class B Common Stock. The Company, Ingram Industries and the Ingram Family Stockholders have entered into certain agreements pursuant to which the operations of the three companies will be reorganized (the "Reorganization"). In the Reorganization, the Company, Ingram Industries and Ingram Entertainment (as defined in the Registration Statement) ("Ingram Entertainment") will allocate certain liabilities and obligations among themselves. The Exchange, together with those elements of the Reorganization contemplated to occur prior to the closing of the sale of the Firm Shares, are referred to herein as the "Split-Off." Immediately after the Exchange, none of the Common Stock will be held by Ingram Industries; however, as described in the Prospectus, Ingram Industries will purchase approximately 300,000 shares of Class A Common Stock as part of the public offering contemplated hereby. The term "Split-Off Agreements" means the Reorganization Agreement, the Master Services Agreement, the Tax Sharing and Tax Services Agreement, the Employee Benefits Transfer and Assumption Agreement, the Exchange Agreement (each such agreement, as defined in the Registration Statement) and any other agreements required to be delivered on or before the closing of the Split-Off pursuant to any of the foregoing.

     The use herein of the words "knowledge" or "know" with respect to a person, unless otherwise stated, refers only to that information within the actual knowledge of the person.

              1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:


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                  (a) The Registration Statement has become effective under the
     Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) The Company does not have any significant subsidiaries (as such term is defined in paragraph (w) of Rule 1-02 of Regulation S-X promulgated by the Commission).

                  (e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of any security interest, lien, encumbrance, claim, defect or adverse interest of any nature except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole, in each case except as described in or contemplated by the Prospectus.

                  (f) The authorized capital stock of the Company conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; except as set forth in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and all outstanding shares of capital stock and options and other rights to acquire capital stock were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.


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                  (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company.

                  (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company, or any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and would not conflict with or materially impair the performance by the Company of its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states and other jurisdictions in connection with the offer and sale of the Shares by the Underwriters and (ii) such consents, approvals, authorizations, orders or qualifications which if not obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and would not materially impair the performance by the Company of its obligations under this Agreement.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (l) Except as described in or contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case not in the ordinary course of business; (ii) other than repurchases of shares pursuant to the Company's Key Employee Stock Purchase Plan, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries.

                  (m) There are no legal, regulatory or governmental proceedings pending or, to the knowledge of any of the Company's officers, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (n) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the


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     Prospectus, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (p) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (q) There is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

                  (r) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except for any such insurance coverage which was not necessary for the Company and its subsidiaries, taken as a whole, to have prudent and customary coverage, or which was adequately replaced; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (s) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) The costs and liabilities, if any, associated with the effect of Environmental Laws on the business, operations and properties of the Company (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct its business in the manner described in the Prospectus and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has


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     received any notice of infringement or conflict with (and neither the
     Company nor any of its subsidiaries knows of any infringement or conflict with) asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology or know-how which could result in a material adverse effect upon the Company and its subsidiaries, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus do not, to the knowledge of any of the Company's officers, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to any of the Company's officers which could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (v) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings related to the revocation or modification of any such certificate, authorization or permit with respect to which there is a reasonable likelihood of an unfavorable decision, ruling or finding that would, singly or in the aggregate, result in a material adverse change in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (w) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, and, without any investigation, the Company's executive officers have no knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that is reasonably likely to result in a material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (y) Price Waterhouse LLP are, and during the periods covered by their report included in the Registration Statement were, independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act.

                  (z) The financial statements, together with the related schedules and notes thereto, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), fairly present the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and the related schedules and notes thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and are in accordance with the books and records of the Company and its subsidiaries; the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on


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     a basis consistent with such financial statements and the books and records of the Company; and no other financial statements are required by the Securities Act to be included in the Registration Statement or the Prospectus.

                  (aa) The New York Stock Exchange ("NYSE") has approved the Class A Common Stock for listing, subject only to official notice of issuance.

                  (bb) The Company has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (cc) The Split-Off Agreements to which the Company is a party have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company.

                  (dd) Except as described in the Prospectus, all applicable consents, authorizations, approvals, orders, certificates and permits of and from, and all applicable declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals having jurisdiction over the Company required in connection with the Split-Off have been obtained or filed, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Split-Off Agreements does not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and would not conflict with or materially impair the performance by the Company of its obligations under the Split-Off Agreements.

                  (ee) The Split-Off shall have been consummated, in all material respects, in accordance with the terms of the Split-Off Agreements prior to the closing of the sale of the Firm Shares to the Underwriters.

                  2. Representations and Warranties of Ingram Industries. Ingram Industries represents and warrants to and agrees with each of the Underwriters that:

                  (a) Ingram Industries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee.

                  (b) This Agreement has been duly authorized, executed and delivered by Ingram Industries.

                  (c) The execution and delivery by Ingram Industries of, and the performance by Ingram Industries of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of Ingram Industries or Ingram Entertainment or any agreement or other instrument binding upon Ingram Industries or Ingram Entertainment that is material to Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Ingram Industries or Ingram Entertainment, except for any such contravention that would not have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, and would not conflict with or materially impair the performance by Ingram Industries of its obligations under


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
     this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Ingram Industries of any of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares by the Underwriters and (ii) such consents, approvals, authorizations, orders or qualifications which if not obtained would not have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, and would not materially impair the performance by Ingram Industries of its obligations under this Agreement.

                  (d) The Split-Off Agreements to which Ingram Industries is a party have been duly authorized, executed and delivered by Ingram Industries and each such agreement constitutes a valid and binding agreement of Ingram Industries.

                  (e) Except as described in the Prospectus, all applicable consents, authorizations, approvals, orders, certificates and permits of and from, and all applicable declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals having jurisdiction over Ingram Industries or Ingram Entertainment required in connection with the Split-Off have been obtained or filed, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, and would not prevent the consummation of the Split-Off; and the execution and delivery by Ingram Industries of, and the performance by Ingram Industries of its obligations under, the Split-Off Agreements does not contravene any provision of applicable law or the certificate of incorporation or bylaws of Ingram Industries or Ingram Entertainment or any agreement or other instrument binding upon Ingram Industries or Ingram Entertainment that is material to Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Ingram Industries or Ingram Entertainment, except for any such contravention that would not have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, and would not conflict with or materially impair the performance by Ingram Industries of its obligations under the Split-Off Agreements.

                  (f) The Split-Off shall have been consummated, in all material respects, in accordance with the terms of the Split-Off Agreements prior to the closing of the sale of the Firm Shares to the Underwriters.

                  (g) Ingram Industries is familiar with the statements relating to Ingram Industries under the captions "Certain Transactions" and "The Split-Off and the Reorganization" in the Prospectus and the statements relating to Ingram Industries in other parts of the Registration Statement, and such statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  3. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $________ a share (the "Purchase Price") the respective number of Firm Shares set forth in Schedule I and II hereto opposite the name of such Underwriter. Notwithstanding the foregoing, it is understood that if any employees of the Company or any of its subsidiaries are purchasing Shares in Canada in the Employee Directed Offer (as defined in the Registration Statement), such Shares (the "Canadian Employee Shares") will be sold directly by the Company to such employees at a price per share (the "Canadian Employee Purchase Price") equal to the Public


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
Offering Price (as defined below). In consideration for acting as agents of the Company, the Underwriters will receive an advisory fee equal to the difference between the Public Offering Price and the Purchase Price multiplied by the aggregate number of Canadian Employee Shares sold in the Employee Directed Offer.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the U. S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 3,000,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares. The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the "U.S. Shares."

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of any Shares to the Underwriters to be sold hereunder, (B) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security described in the Prospectus, (C) the grant of the Rollover Stock Options (as defined in the Registration Statement), (D) the grant of options to purchase Common Stock under the Company's 1996 Equity Incentive Plan and (E) the issuance by the Company of any shares of Common Stock pursuant to the Company's 1996 Employee Stock Purchase Plan.

                  4. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

                  Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement Between U.S. and International Underwriters.

                  5. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at __________ at 10:00 A.M., New York City time, on ___________, 1996, or at such other time on the same or such other date, not later than _________, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

                  Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at __________ at 10:00 A.M., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or such other date, in any event not later than _______, 1996, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than __________ (New York City time) on the date hereof.

                  The several obligations of the Underwriters hereunder are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and

                      (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer or president and the chief financial officer of the Company, to the effect set forth in clause (a) (i) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                      The officers signing and delivering such certificate may rely upon their knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer or a co-president of Ingram Industries, to the effect that the representations and warranties of Ingram Industries contained in this Agreement are true and correct as of the Closing Date and that Ingram Industries has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                      The officers signing and delivering such certificate may rely upon their knowledge as to proceedings threatened.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, outside counsel for the Company, dated the Closing Date, to the effect that:

                      (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                      (ii) the authorized capital stock of the Company conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus;

                      (iii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, or, to the knowledge of such counsel, rights of first refusal or other similar rights;

                      (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                      (v) the statements (A) in the Prospectus under the captions "Risk Factors -- Relationship with Ingram Industries, Ingram Entertainment, and the Ingram Stockholders," "Risk Factors -- Control by Ingram Stockholders," "Risk Factors -- Shares Eligible for Future Sale," "Dividend Policy," "Management," "Certain Transactions," "The Split-Off and the Reorganization," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                      (vi) after due inquiry, such counsel does not know of any legal, regulatory or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                      (vii) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                      (viii) to the knowledge of such counsel, there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

                      (ix) to such counsel's knowledge: (A) the Registration Statement has become effective under the Securities Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and (B) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

                      (x) the Shares to be sold under this Agreement to the Underwriters have been duly authorized for listing on the NYSE, subject to official notice of issuance;

                           (xi) the Split-Off Agreements to which the Company is a party have been duly authorized, executed and delivered by the Company;

                           (xii) except as described in the Prospectus, all
                  applicable consents, authorizations, approvals, orders, certificates and permits of and from, and all applicable declarations and filings with, all federal and New York state authorities required in connection with the Split-Off have been obtained or filed, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Split-Off Agreements does not contravene any provision of applicable federal or New York state law or the General Corporation Law of the State of Delaware or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and would not conflict with or materially impair the performance by the Company of its obligations under the Split-Off Agreements;

                      (xiii) such counsel (A) is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may state that their opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

                  (e) The underwriters shall have received on the Closing Date an opinion of James E. Anderson, Jr., Esq., Senior Vice President, Secretary and General Counsel of the Company, dated the Closing Date, to the effect that:

                      (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                      (ii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; except as set forth in the Prospectus, to the knowledge of such counsel, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and all outstanding shares of capital stock and options and other rights to acquire capital stock were not issued in violation of any preemptive rights, or, to the knowledge of such counsel, rights of first refusal or other similar rights;

                      (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and would not conflict with or materially impair the performance by the Company of its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares by the Underwriters and (ii) such consents, approvals, authorizations, orders or qualifications which if not obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and would not materially impair the performance by the Company of its obligations under this Agreement;

                      (iv) after due inquiry, such counsel does not know of any legal, regulatory or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                      (v) to the knowledge of such counsel, there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

                      (vi) except as described in the Prospectus, all applicable consents, authorizations, approvals, orders, certificates and permits of and from, and all applicable declarations and filings with, all federal and Tennessee state authorities required in connection with the Split-Off have been obtained or filed, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Split-Off Agreements does not contravene any provision of applicable federal law or Tennessee state law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and would not conflict with or materially impair the performance by the Company of its obligations under the Split-Off Agreements;

                      (vii) the Exchange has been consummated, in all material respects, in accordance with the terms of the Split-Off Agreements;

                      (viii) such counsel (A) has no reason to believe that
                  (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may state that his opinion is limited to the federal laws of the United States and the laws of the State of Tennessee.

                  (f) The Underwriters shall have received on the Closing Date an opinion of James E. Anderson, Jr., Esq., Vice President, Secretary and General Counsel for Ingram Industries, dated the Closing Date, to the effect that:

                      (i) Ingram Industries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee;

                      (ii) this Agreement has been duly authorized, executed and delivered by Ingram Industries;

                      (iii) the execution and delivery by Ingram Industries of, and the performance by Ingram Industries of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of Ingram Industries or Ingram Entertainment or, to such counsel's knowledge, any agreement or other instrument binding upon Ingram Industries or Ingram Entertainment that is material to Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Ingram Industries or Ingram Entertainment, except for any such contravention that would not have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, and would not conflict with or materially impair the performance by Ingram Industries of its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Ingram Industries of any of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares by the Underwriters and (ii) such consents, approvals, authorizations, orders or qualifications which if not obtained would not have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, and are would not materially impair the performance by Ingram Industries of its obligations under this Agreement;

                      (iv) the Split-Off Agreements to which Ingram Industries is a party have been duly authorized, executed and delivered by Ingram Industries; and

                      (v) except as described in the Prospectus, all applicable consents, authorizations, approvals, orders, certificates and permits of and from, and all applicable declarations and filings with, all federal and Tennessee state authorities required in connection with the Split-Off have been obtained or filed, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole and would not prevent the consummation of the Exchange; and the execution and delivery by Ingram Industries of, and the performance by Ingram Industries of its obligations under, the Split-Off Agreements does not contravene any provision of applicable federal law or Tennessee state law or the certificate of incorporation or bylaws of Ingram Industries or Ingram Entertainment or, to such counsel's knowledge, any agreement or other instrument binding upon Ingram Industries or Ingram Entertainment that is material to Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Ingram Industries or Ingram Entertainment, except for any such contravention that would not have a material adverse effect on Ingram Industries and its subsidiaries (including, without limitation, Ingram Entertainment), taken as a whole, and would not conflict with or materially impair the performance by Ingram Industries of its obligations under the Split-Off Agreements.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii), (iv), (v) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and
         (xiii) of paragraph (d) above.

                  With respect to (A) subparagraph (xiii) of paragraph (d) above, Davis Polk & Wardwell and Wilson Sonsini Goodrich & Rosati, and with respect to (B) subparagraph (viii) of paragraph (e) above, James
         E. Anderson, Jr., Esq., may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  The opinions of Davis Polk & Wardwell and James E. Anderson, Jr., Esq. described in paragraphs (d), (e) and (f), respectively, above shall be rendered to you at the request of the Company or Ingram Industries, as the case may be, and shall so state therein.

                  (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Price Waterhouse LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The "lock-up" agreements, each substantially in the form attached hereto as Exhibit A, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (j) The Company shall have complied with the provisions of paragraph (a) of Section 7 hereof with respect to the furnishing of Prospectuses on the business day following the date of this Agreement.

                  (k) All documents, opinions or certificates required to be delivered on or prior to the Closing Date pursuant to the Split-Off Agreements shall have been delivered, and all transactions contemplated to be consummated on or prior to the Closing Date pursuant to the Split-Off Agreements as described under the caption "The Split-Off and the Reorganization" in the Prospectus shall have been consummated.

                  All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Morgan Stanley & Co. Incorporated as a representative of the several Underwriters, shall be reasonably satisfied that they comply in form and scope.

                  The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents and legal opinions as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                  (a) To furnish to you, without charge, six (6) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day following the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending January 3, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under securities laws of various states and other jurisdictions and all expenses in connection with the qualification of the Shares for offer and sale under state or foreign securities laws as provided in paragraph (d) of Section 7 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, if the Company shall agree in advance, for a portion of the cost associated with the chartering of aircraft in connection with the road show based on the number of (A) officers and representatives of the Company and (B) consultants utilizing such aircraft compared to the total number of passengers using such aircraft and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this
         Section 7. It is understood, however, that except as provided in this paragraph (f) of Section 7, Section 8 and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of
         (i) all reports to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                  (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                  (i) Prior to the Closing Date or any Additional Closing Date, as the case may be, the Company will not, directly or indirectly, issue any press release or other communication, other than any press release or other communication made in the ordinary course of business, and not material to the business of the Company and its subsidiaries, taken as a whole, and will not hold any press conference with respect to the Company, or its financial condition, results of operations, business, properties, assets, or prospects or this offering, without your prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Company may take any such action without your prior written consent, if advised by counsel that such action is required in order to comply with applicable law, provided that you are given notice of such action at the earliest practicable date and that you and your counsel are provided an opportunity, to the extent practicable, to consult with the Company with respect to such action.

                  8.  INDEMNITY AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
         Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with paragraph
         (a) of Section 7.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this
         Section 8, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) of this Section 8, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section 8. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
         Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and
         (iii) acceptance of and payment for any of the Shares.

         9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                            Very truly yours,

                                            INGRAM MICRO INC.


                                            By: ________________________________


                                            INGRAM INDUSTRIES INC.


                                            By: ________________________________

Accepted, _________, 1996

Morgan Stanley & Co. Incorporated
The Robinson-Humphrey Company, Inc.
Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC
J.C. Bradford & Co.


Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By:      Morgan Stanley & Co. Incorporated


By: _____________________________________________



Morgan Stanley & Co. International Limited
The Robinson-Humphrey Company, Inc.
Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC

Acting severally on behalf of themselves and the several International Underwriters named in Schedule
II hereto.

By Morgan Stanley & Co. International Limited


By: _____________________________________________

                                   SCHEDULE I

                                U.S. UNDERWRITERS


                                                           NUMBER OF FIRM SHARES
                        UNDERWRITER                           TO BE PURCHASED
------------------------------------------------------     ---------------------

Morgan Stanley & Co. Incorporated.....................
The Robinson-Humphrey Company, Inc. ..................
Alex. Brown & Sons Incorporated ......................
Hambrecht & Quist LLC ................................
J.C. Bradford & Co....................................

                                                           ---------------------
                           Total......................                16,000,000

                                   SCHEDULE II

                           INTERNATIONAL UNDERWRITERS


                                                           NUMBER OF FIRM SHARES
                        UNDERWRITER                           TO BE PURCHASED
------------------------------------------------------     ---------------------

Morgan Stanley & Co. International Limited............
The Robinson-Humphrey Company, Inc. ..................
Alex. Brown & Sons Incorporated ......................
Hambrecht & Quist LLC ................................

                                                           ---------------------
                           Total......................                 4,000,000

                                    EXHIBIT A


                                LOCK-UP AGREEMENT


                               _____________, 1996


Morgan Stanley & Co. Incorporated
The Robinson-Humphrey Company, Inc.
Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC
J.C. Bradford & Co.
as Representatives of the Several Underwriters

         Re:   Initial Public Offering of Ingram Micro Inc.

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an underwriting agreement with Ingram Micro Inc. (the "Company") providing for the initial public offering (the "Public Offering") by the Underwriters of shares of Class A Common Stock, par value $.01 per share, of the Company (together with the Company's Class B Common Stock, par value $.01 per share, the "Common Stock") pursuant to a Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission").

         To induce the Underwriters that may participate in the Public Offering, subject to the terms of the Underwriting Agreement, to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the date of the final prospectus (the "Prospectus") relating to the Public Offering: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the "Shares") (whether such Shares are now owned by the undersigned or are hereafter acquired) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether or not any such transaction described in clause (1) or (2) above is to be settled by delivery of such Shares, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Shares.

         Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any or all of the Shares either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust, partnership or other entity, the beneficiaries, partners or equity holders of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement. For purposes of this and the following paragraph, "immediate family" shall mean lineal descendant, spouse, adopted child, father, mother, brother or sister of the transferor and the spouses, adopted children and lineal descendants of any of the foregoing.

         In addition, notwithstanding the foregoing, if the undersigned is a partnership, the partnership may transfer any Shares to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer any such Shares by gift, will or intestate succession to his or her immediately family; if the undersigned is a trust, the trust may transfer any Shares to any beneficiary of such trust or to the estate of any such beneficiary, and any beneficiary who is an individual may transfer any such Shares by gift, will or intestate succession to a member or members of his or her immediate family; and if the undersigned is a corporation, the corporation may transfer any Shares to any shareholder of such corporation, and any shareholder who is an individual may transfer any such Shares by gift, will or intestate succession to his or her immediate family; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement.

         In addition, notwithstanding the foregoing, any Shares that were purchased pursuant to the Company's Key Employee Stock Purchase Plan may be sold or otherwise transferred to the Company in accordance with the terms thereof.

         The undersigned hereby acknowledges that this agreement is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by the undersigned except in compliance with the terms and conditions of this agreement. The undersigned also understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this Lock-Up Agreement. Whether or not the Public Offering occurs as planned depends on a number of factors, including market conditions. A final decision as to the Public Offering will be made by the Underwriters and the Company. This Lock-Up Agreement shall terminate if the pricing of the Public Offering shall not have occurred prior to or on January 1, 1997.


                                  Very truly yours,



                                  ___________________________________
                                  Name of Stockholder

                                  ___________________________________
                                  Signature of Authorized Signatory

                                  ______________________________________________
                                  Print Name and Title, if applicable

                                  ______________________________________________
                                  Additional Signature(s), if stock jointly held